Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) filed February 28, 2019 pertaining to the 2014 Stock Incentive Plan of Concert Pharmaceuticals, Inc. of our report dated February 28, 2019, with respect to the consolidated financial statements of Concert Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 28, 2019